As filed with the Securities and Exchange Commission on December 21, 2007               Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3971809

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3960 Broadway
New York, New York 10032
(Address of Principal Executive Offices)

NEPHROS, INC.
2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Norman J. Barta
President, Chief Executive Officer and Chairman
Nephros, Inc.
3960 Broadway
New York, New York 10032
(Name and Address of Agent for Service)
(212) 781-5113
(Telephone Number, Including Area Code,
of Agent for Service)
Copies to:
Thomas D. Balliett, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price Per	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Share	Price	Fee
Common Stock (par value $0.001 per share)	278,109(1)	$0.55(2)	$152,959.95(2)	$4.70
Common Stock (par value $0.001 per share)	171,891(3)	$1.05(4)	$180,485.55(4)	$5.54
Common Stock (par value $0.001 per share)	50,000(3)	$0.80(4)	$40,000.00(4)	$1.23
TOTAL	500,000		$373,445.50	$11.46

(1)	Represents the aggregate of 278,109 shares that may be issued pursuant to awards that may be granted under the Nephros, Inc. 2004 Stock Incentive Plan (the “2004 Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices reported by the American Stock Exchange on December 19, 2007, which is within five (5) business days prior to the date of this Registration Statement.

(3)	Represents shares that may be issued upon the exercise of stock options that have been issued under the 2004 Plan.

(4)	Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been calculated based on the exercise prices of options previously granted.

NEPHROS, INC.
REGISTRATION STATEMENT ON FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 500,000 shares of common stock, par value $0.001 per share, of the Registrant, reserved for offer and sale under the Nephros, Inc. 2004 Stock Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on August 5, 2005 (File No. 333-127264) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-8 (No. 333-127264), as filed with the SEC on August 5, 2005).

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed with the SEC on August 13, 2007).

4.3	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 filed with the SEC on August 13, 2007).

4.4	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.4 of Nephros, Inc’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed with the SEC on November 13, 2007).

4.5	Amendment No. 2 to the Registrant’s 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.7 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed with the SEC on November 13, 2007).

4.6	Second Amended and Restated By-laws of Nephros, Inc. (Incorporated by reference to Exhibit 3.1 of Nephros, Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2007).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of Independent Accountants.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of December, 2007.

NEPHROS, INC.
By:	/s/ Norman J. Barta
	Name:	Norman J. Barta
	Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Norman J. Barta his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute, may lawfully do, or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 21, 2007 in the capacities indicated.

Signature	Title(s)

/s/ Norman J. Barta Norman J. Barta	President, Chief Executive Officer and Chairman of the Board

/s/ Mark W. Lerner Mark W. Lerner	Chief Financial Officer and Principal Accounting Officer

/s/ Arthur H. Amron	Director
Arthur H. Amron

/s/ Lawrence J. Centella	Director
Lawrence J. Centella

/s/ Paul A. Mieyal	Director
Paul A. Mieyal

/s/ Eric A. Rose, M.D.	Director
Eric A. Rose, M.D.

/s/ James S. Scibetta	Director
James S. Scibetta

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Nephros, Inc.’s Registration Statement on Form S-8 (No. 333-127264), as filed with the SEC on August 5, 2005).

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.2 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed with the SEC on August 13, 2007).

4.3	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 filed with the SEC on August 13, 2007).

4.4	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.4 of Nephros, Inc’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed with the SEC on November 13, 2007).

4.5	Amendment No. 2 to the Registrant’s 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.7 of Nephros, Inc.’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed with the SEC on November 13, 2007).

4.6	Second Amended and Restated By-laws of Nephros, Inc. (Incorporated by reference to Exhibit 3.1 of Nephros, Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2007).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of Independent Accountants.

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (included on the signature page of this Registration Statement).